Oppenheimer Disciplined Allocation Fund
                     Exhibit 24(b)(16) to Form N-1A
                  Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution        Amount From         Amount From
Reinvestment        Investment          Long or Short-Term  Reinvestment
(Ex)Date            Income         Capital Gains       Price
Class A Shares
 12/23/86           0.1711000      0.0000000           11.980
 05/08/87           0.0111000      0.2506000           13.520
 06/23/87           0.1738000      0.0000000           13.710
 12/23/87           0.2002000      0.0000000           11.940
 12/31/87           0.0000000      0.8426000           10.910
 06/23/88           0.2426000      0.0000000           11.580
 08/09/88           0.0102000      0.0000000           11.440
 12/28/88           0.2760000      0.0000000           11.470
 06/23/89           0.3352000      0.0000000           12.730
 08/08/89           0.0056000      0.0000000           13.330
 12/28/89           0.4155000      0.6331000           12.620
 06/22/90           0.3426000      0.0000000           12.610
 08/09/90           0.0079000      0.0733000           12.300
 12/28/90           0.3070000      0.0000000           11.910
 06/25/91           0.2733000      0.0000000           12.980
 08/07/91           0.0030224      0.0000000           13.580
 12/30/91           0.2605539      0.7048530           13.970
 06/25/92           0.2457000      0.0000000           13.920
 08/13/92           0.0016206      0.0010962           14.300
 12/29/92           0.2537640      1.0716172           13.790
 06/25/93           0.2638000      0.0000000           14.760
 08/05/93           0.0023355      0.1441885           14.930
 12/29/93           0.2127302      0.8216358           14.590
 06/27/94           0.2281000      0.0000000           13.760
 08/11/94           0.0011003      0.0638300           14.020
 12/29/94           0.3163313      0.1807400           13.450
 06/27/95           0.3022000      0.0000000           14.850
 08/24/95           0.0032867      0.0495800           15.130
 12/28/95           0.2903215      0.5171200           15.410
 06/18/96           0.2300000      0.0542000           15.440
 09/27/96           0.1300000      0.0000000           15.700

Class B Shares
 12/28/95           0.0646221      0.5171200           15.610
 06/18/96           0.1980000      0.0542000           15.610
 09/27/96           0.0990000      0.0000000           15.870

Class C Shares
 06/18/96           0.2310000      0.0542000           15.420
 09/27/96           0.1220000      0.0000000           15.650

1. Average Annual Total Returns for the Periods Ended 10/31/96:

   The formula for calculating average annual total return is as follows:
        1                            ERV n
   --------------- = n              (---) - 1 average annual
                                   total return
   number of years                    P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment
                 made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

 One Year                           Five Year

 $1,050.67 1                        $1,617.86 .2
 (---------) - 1 =  5.07%          (---------)   - 1 = 10.10%
   $1,000                             $1,000


 Ten Year

 $2,778.53 .1
 (---------) - 1 = 10.76%
   $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year                           Inception

 $1,055.75 1                        $1,067.19 .9254
 (---------) - 1 =  5.58%          (---------)   - 1 =  6.20%
   $1,000                             $1,000






















Oppenheimer Disciplined Allocation Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 10/31/96
(Continued):


Examples at NAV:

Class A Shares

 One Year                           Five Year

 $1,114.78 1                        $1,716.58 .2
 (---------) - 1 = 11.48%          (---------)   - 1 = 11.41%
   $1,000                             $1,000


 Ten Year

 $2,948.11 .1
 (---------) - 1 = 11.42%
   $1,000



Class B Shares

 One Year                           Inception

 $1,105.75 1                        $1,107.19 .9254
 (---------) - 1 = 10.58%          (---------)   - 1 =  9.88%
   $1,000                             $1,000



































Oppenheimer Discipline Allocation Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 10/31/96:


   The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

 One Year                          Five Year

 $1,050.67 - $1,000                $1,617.86
- $1,000
 ------------------  =   5.07%     ------------------  =  61.79%
       $1,000                            $1,000


 Ten Year

 $2,778.53 - $1,000
 ------------------  = 177.85%
       $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 4.00% for the inception year:

 One Year                          Inception

 $1,055.75 - $1,000                $1,067.19
- $1,000
 ------------------  =   5.58%     ------------------  =   6.72%
       $1,000                            $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

 Inception

 $1,030.81 - $1,000
 ------------------  =   3.08%
       $1,000











Oppenheimer Discipline Allocation Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 10/31/96
(Continued):


Examples at NAV:

Class A Shares

 One Year                          Five Year

 $1,114.78 - $1,000                $1,716.58
- $1,000
 ------------------  =  11.48%     ------------------  =  71.66%
       $1,000                            $1,000



 Ten Year

 $2,948.11 - $1,000
 ------------------  = 194.81%
       $1,000



Class B Shares

 One Year                          Inception

 $1,105.75 - $1,000                $1,107.19
- $1,000
 ------------------  =  10.58%     ------------------  =  10.72%
       $1,000                            $1,000



Class C Shares

 Inception

 $1,040.82 - $1,000
 ------------------  =   4.08%
       $1,000